Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FIRST QUARTER 2021 RESULTS; COMPLETES REFINANCING TRANSACTIONS

BRENTWOOD, Tenn., May 5, 2021 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the first quarter ended March 31, 2021.
•Revenues increased 16.2% from the prior year period to $512.4 million
◦Days adjusted same-facility revenues increased 17.1% from the prior year period
◦Days adjusted same-facility case volume increased 8.8% from the prior year period

•Net loss attributable to common stockholders was $31.3 million
◦Adjusted EBITDA increased to $72.9 million, growth of approximately 57% over the prior year period
◦Adjusted EBITDA excluding the benefit from CARES Act grant recognition increased to $62.2 million, growth of approximately 34% over the prior year period
◦2021 Full year Adjusted EBITDA guidance increased to at least $320 million

•Completes refinancing and amendment of Credit Agreement
◦Refinances $119 million of incremental term loans incurred in April 2020
◦Extends maturity of existing Credit Agreement until August 2026

Wayne DeVeydt, Executive Chairman of the Board of Surgery Partners, stated, “Our results continue to demonstrate the value our short-stay facilities provide during these unique times. The Board of Directors could not be more proud of our execution as we continue to provide exceptional patient experience and clinical quality in a low-cost environment. Based on our first quarter 2021 results and our strong liquidity position, this morning we increased our 2021 Adjusted EBITDA guidance to at least $320 million, which would represent nearly 25% growth over 2020 performance."
Eric Evans, Chief Executive Officer, stated, “Our facilities remain a safe-haven for outpatient surgeries and are increasingly recognized for the value we provide to physicians, patients, health systems and health plans, who appreciate the quality, access and value of our model. Over the past few years, we have been investing in our facilities and new ones to capture this anticipated growth in higher acuity procedures in the outpatient setting.”
"The momentum of our physician recruiting efforts have continued in 2021, as we added more than 25% more physicians at our facilities in the first quarter as compared to last year. Our intentional focus on recruiting the right physicians over the past two years is especially evident in our same-facility revenue, which increased approximately 17% in the first quarter as well as in our expansion of total joint procedures, which grew 122% in our ASCs during the first quarter."
Tom Cowhey, Chief Financial Officer, commented, “Our operations teams have been busy in 2021 executing on our growth goals, while our corporate teams have been enhancing our liquidity profile. Our February equity offering gives us ample capital to continue making investments across our business into existing and new lines of service, including investments in robotics, the expansion of our total joint and cardiology programs and, importantly, our development activities. Further, our recently completed refinancing transactions have lowered fixed charges and extended maturities, providing additional financial flexibility for our enterprise as we continue to execute on our Adjusted EBITDA growth goals.”
First Quarter 2021 Results
Revenues for the first quarter of 2021 increased 16.2% to $512.4 million from $441.0 million for the first quarter of 2020. Days adjusted Same-facility Revenues for the first quarter of 2021 increased 17.1% from the same period last year, with increases in revenue per case and same-facility cases of 7.6% and 8.8%, respectively. For the first quarter of 2021, the Company’s net loss attributable to common stockholders and Adjusted EBITDA, was $31.3 million and $72.9 million, respectively, compared to $37.0 million and $46.5 million for the same period last year. Adjusted EBITDA benefitted from the recognition of $10.7 million of CARES Act grants inside the quarter. Excluding CARES Act grants, Adjusted EBITDA would have been $62.2 million.
2021 Outlook
The Company continues to project that it will be able to grow 2021 revenues by 18% to 20% over 2020 results and now projects 2021 Adjusted EBITDA of at least $320 million.
Liquidity
Surgery Partners had cash and cash equivalents of $541.9 million and $162.5 million of borrowing capacity under its revolving credit facility at March 31, 2021. Cash flows from operating activities was $50.2 million in the first quarter of 2021, an increase of 71.9% compared to the prior year quarter. Net operating cash inflows, defined as operating cash flows less distributions to non-controlling interests, was $18.9 million for the first quarter of 2021. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, was 6.1x at the end of the first quarter of 2021. Excluding approximately $120 million of cash advanced under the Medicare advance payments program (see below), the Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, would have been 6.4x at the end of the first quarter of 2021.
The Company received approximately $7 million of the grant funds distributed under the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act, and other governmental assistance programs during the three months ended March 31, 2021. Payments received from these grants are not required to be repaid provided the recipients attest to and comply with certain terms and conditions, including limitations on balance billing and not using funds received from the grants to reimburse expenses or losses that other sources are obligated to reimburse. During the first quarter, the Company updated its estimate of grant funds received that qualified for recognition, resulting in approximately $15.1 million being recognized as a reduction in operating expenses, representing $10.7 million of Adjusted EBITDA, after accounting for non-controlling interests.
Following the end of the first quarter, on April 1, 2021, the Company made the final $30.7 million payment plus interest to the United States Department of Justice in relation to the settlement in April 2020 involving a toxicology lab and pain management medical practice based in Tampa, Florida. The Company ceased operations at its toxicology lab in the third quarter of 2020.
On April 20, 2021, the Company provided notice to BCPE Seminole Holdings LP ("Bain Capital) of its intention to convert Series A preferred stock into 22.609 million common shares. The intent is to convert all of the outstanding 10.00% Series A Convertible Perpetual Participating Preferred Stock on May 17, 2021, based on meeting all the criteria for a conversion at the election of the Company, including achieving a volume weighted average closing price in excess of $42.00 per share for 20 out of the prior 30 trading days as of April 15, 2021.
Refinancing Transactions
On May 3, 2021, the Company refinanced $1.55 billion of term loans to extend the maturity until August of 2026 (subject to the Company refinancing, repaying or redeeming of at least half of the Company's 6.750% senior unsecured notes due 2025 by April 1, 2025). In connection with this transaction, the Company is also in the process of entering into new LIBOR fixed rate swap arrangements through March of 2025. The Company expects that these transactions, in the aggregate, will save the Company over $7 million of annual cash interest.
Conference Call Information
Surgery Partners will hold a conference call today, May 5, 2021 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13718535. The replay will be available until May 19, 2021.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.

About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 30 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) the duration and severity of the COVID-19 outbreak in the United States and specifically in the regions in which we operate, the impact to the state and local economies of prolonged restrictive orders and the pandemic generally, our ability to respond nimbly to challenging economic conditions, the unpredictability of our case volume both in the current environment and as restrictions are eased, our ability to preserve or raise sufficient funds to continue operations throughout this period of uncertainty, the impact of our cost-cutting measures on our future performance, our ability to cause distributions from our subsidiaries, the responsiveness of our payors, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all, (ii) our ability to execute on our operational and strategic initiatives, (iii) the timing and impact of our portfolio optimization efforts, (iv) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (v) our ability to successfully integrate acquisitions, (vi) the anticipated impact and timing of our ongoing efficiency efforts, as well as our ongoing procurement and revenue cycle efforts, (vii) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (viii) the impact of adverse weather conditions and other events outside of our control, and (ix) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net gain (loss) attributable to common stockholders, Adjusted net gain (loss) per share attributable to common stockholders, Adjusted EBITDA and Adjusted EBITDA excluding grant funds, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
Selected Consolidated Financial Data
(Dollars in millions, except per share amounts, shares in thousands)

	Three Months Ended March 31,
	2021	2020

Revenues	$512.4	$441.0
Operating expenses:
Salaries and benefits	151.7	140.4
Supplies	147.3	129.3
Professional and medical fees	55.5	46.8
Lease expense	22.8	21.3
Other operating expenses	31.6	28.4
Cost of revenues	408.9	366.2
General and administrative expenses	26.8	22.8
Depreciation and amortization	25.7	21.8
Income from equity investments	(2.6)	(2.0)
(Gain) loss on disposals and deconsolidations, net	(0.9)	3.5
Transaction and integration costs	5.3	5.5
Grant funds	(15.1)	—
Litigation settlement	—	1.2
Other income	—	(1.5)
Total operating expenses	448.1	417.5
Operating income	64.3	23.5
Interest expense, net	(53.3)	(47.1)
Income (loss) before income taxes	11.0	(23.6)
Income tax expense (benefit)	0.2	(15.2)
Net income (loss)	10.8	(8.4)
Less: Net income attributable to non-controlling interests	(31.8)	(19.1)
Net loss attributable to Surgery Partners, Inc.	(21.0)	(27.5)
Less: Amounts attributable to participating securities	(10.3)	(9.5)
Net loss attributable to common stockholders	$(31.3)	$(37.0)

Net loss per share attributable to common stockholders
Basic	$(0.57)	$(0.76)
Diluted (1)	$(0.57)	$(0.76)
Weighted average common shares outstanding
Basic	54,773	48,472
Diluted (1)	54,773	48,472

(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)

	March 31, 2021	December 31, 2020
Balance Sheet Data (at period end):
Cash and cash equivalents	$541.9	$317.9
Total current assets	1,017.8	801.5
Total assets	5,639.0	5,413.2

Current maturities of long-term debt	61.2	64.4
Total current liabilities	574.8	556.8
Long-term debt, less current maturities	2,789.5	2,792.4
Total liabilities	3,785.8	3,789.8

Non-controlling interests—redeemable	308.2	306.8
Redeemable preferred stock	439.7	434.5

Total Surgery Partners, Inc. stockholders' equity	336.5	115.6
Non-controlling interests—non-redeemable	768.8	766.5
Total stockholders' equity	1,105.3	882.1

	Three Months Ended March 31,
	2021	2020
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$50.2	$29.2
Investing activities	(14.3)	(7.7)
Capital expenditures	(14.5)	(11.8)
Payments for acquisitions, net of cash acquired	(2.1)	(5.5)
Financing activities	187.8	80.4
Distributions to non-controlling interests	(31.3)	(24.0)

	Three Months Ended March 31,
	2021	2020
Other Data:
Number of surgical facilities as of the end of period	127	127
Number of consolidated surgical facilities as of the end of period	107	107

Cases	125,127	115,552
Revenue per case	$4,095	$3,816
Adjusted EBITDA (1)	$72.9	$46.5
Adjusted EBITDA excluding grant funds (1)	$62.2	$46.5
Adjusted EBITDA margin (2)	14.2%	10.5%
Adjusted net loss per share attributable to common stockholders - Basic (1)	$(0.30)	$(0.34)
Adjusted net loss per share attributable to common stockholders - Diluted (1)	$(0.30)	$(0.34)
(1) A reconciliation of these non-GAAP financial measures appears below.
(2) Defined as Adjusted EBITDA as a % of Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)

	Three Months Ended March 31,
	2021	2020
Same-facility Information (1):
Cases	135,690	126,641
Case growth	7.1%	N/A
Revenue per case	$3,749	$3,484
Revenue per case growth	7.6%	N/A
Number of work days in the period	63	64
Case growth (days adjusted)	8.8%	N/A
Revenue growth (days adjusted)	17.1%	N/A
(1) Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended March 31,
	2021	2020
Segment Revenues:
Surgical facility services	$495.8	$423.2
Ancillary services	16.6	17.0
Optical services	—	0.8
Total revenues	$512.4	$441.0

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA:
Surgical facility services	$95.0	$67.2
Ancillary services	(0.9)	(2.0)
Optical services	—	0.4
All other	(21.2)	(19.1)
Total Adjusted EBITDA	$72.9	$46.5

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)
The following table reconciles Adjusted EBITDA to income (loss) before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2021	2020

Income (loss) before income taxes	$11.0	$(23.6)

Net income attributable to non-controlling interests	(31.8)	(19.1)
Depreciation and amortization	25.7	21.8
Interest expense, net	53.3	47.1
Equity-based compensation expense	5.2	3.5
Transaction, integration and acquisition costs (1)	9.4	12.6
(Gain) loss on disposals and deconsolidations, net	(0.9)	3.5
Litigation settlement and other litigation costs (2)	1.0	1.5
Gain on escrow release (3)	—	(0.8)
Adjusted EBITDA (4)	$72.9	$46.5
Less: Impact of grant funds (5)	(10.7)	—
Adjusted EBITDA excluding grant funds	$62.2	$46.5
(1) This amount includes transaction and integration costs of $5.3 million and $5.5 million for the three months ended March 31, 2021 and 2020, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $4.1 million and $7.1 million for the three months ended March 31, 2021 and 2020, respectively.
(2) This amount includes other litigation costs of $1.0 million for the three months ended March 31, 2021. This amount includes litigation settlement costs of $1.2 million and other litigation costs of $0.3 million for the three months ended March 31, 2020.
(3)Included in other income in the condensed consolidated statement of operations for the three months ended March 31, 2020, with no comparable gain in the same 2021 period.
(4) We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations. Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(5) Represents the impact of grant funds recognized, net of amounts attributable to non-controlling interests.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders as supplements to the comparable GAAP financial measures. Adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP financial measures as presented in the consolidated financial statements.
The following table reconciles net income (loss) income as reflected in the consolidated statements of operations to adjusted net loss used to calculate adjusted net loss per share attributable to common stockholders:

	Three Months Ended March 31,
	2021	2020
Consolidated Statements of Operations Data:
Net income (loss)	$10.8	$(8.4)
Plus (minus):
Net income attributable to non-controlling interests	(31.8)	(19.1)
Amounts attributable to participating securities	(10.3)	(9.5)
Equity-based compensation expense	5.2	3.5
Transaction, integration and acquisition costs	9.4	12.6
(Gain) loss on disposals and deconsolidations, net	(0.9)	3.5
Litigation settlement and other litigation costs	1.0	1.5
Gain on escrow release	—	(0.8)
Adjusted net loss attributable to common stockholders	$(16.6)	$(16.7)

Adjusted net loss per share attributable to common stockholders
Basic	$(0.30)	$(0.34)
Diluted (1)	$(0.30)	$(0.34)
Weighted average common shares outstanding
Basic	54,773	48,472
Diluted (1)	54,773	48,472
(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

Contact
Surgery Partners Investor Relations
(615) 234-8940
IR@surgerypartners.com